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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          INTERSIL HOLDING CORPORATION
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             (Exact name of registrant as specified in its charter)

               Delaware                              59-3590018
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      (State of incorporation or        (I.R.S. Employer Identification No.)
            organization)


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                              2401 Palm Bay Road NE
                             Palm Bay, Florida 32905
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   (Address, including zip code, of registrant's principal executive offices)


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Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.01 per share
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

     Reference is hereby made to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-95199) ("Amendment No. 1"), as filed on February 4, 2000, and particularly to the description of the Registrant's Class A Common Stock, par value $.01 per share, set forth under the caption "Description of Capital Stock" beginning on page 57 thereof. Such Amendment No. 1 is hereby incorporated by reference.

Item 2. Exhibits.

       3.01 Form of Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.01 to Amendment No. 1).

       3.02 Bylaws of Registrant (incorporated by reference to Exhibit 3.02 to the Registration Statement on Form S-1 previously filed by Intersil Holding Corporation on November 10, 1999 ("Registration Statement on Form S-1")).

       4.01               Specimen Certificate for Registrant's Class A Common
                          Stock.

       4.02 Amended and Restated Registration Rights Agreement, dated as of January 21, 2000, by and among Registrant, Sterling Holding Company, L.L.C., Manatee Investment Corporation, Citicorp Mezzanine Partners, L.P. and the management investors named therein.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     INTERSIL HOLDING CORPORATION



DATE: February 18, 2000              By:    GREGORY L. WILLIAMS
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                                            Gregory L. Williams
                                            Chief Executive Officer and Director

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     INTERSIL HOLDING CORPORATION



DATE: February __, 2000              By:    DANIEL J. HENEGHAN
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                                            Daniel J. Heneghan
                                            Secretary, Chief Financial Officer
                                            and Vice President